     As filed with the Securities and Exchange Commission on April 13, 1998
                                                      Registration No. 333-48949
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               CISCO SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

        CALIFORNIA                                        77-0059951
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

             170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706
               (Address of principal executive offices)  (Zip Code)

                                   ----------

                             WHEELGROUP CORPORATION
                                STOCK OPTION PLAN
                            (Full title of the plan)

                                   ----------

                                JOHN T. CHAMBERS
                 PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                               CISCO SYSTEMS, INC.
             170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706
                     (Name and address of agent for service)
                                 (408) 526-4000
          (Telephone number, including area code, of agent for service)

                                   ----------

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

--------------------------------------------------------------------------------

                                 DE-REGISTRATION

On March 13, 1998, Cisco Systems, Inc. (the "Registrant") merged with WheelGroup Corporation ("WheelGroup"). Pursuant to the merger, on March 31, 1998, the Registrant registered on a Form S-8 Registration Statement with the Securities and Exchange Commission, Registration Number 333-48949, 835,262 shares of the Registrant's Common Stock pursuant to options previously granted under the WheelGroup Stock Option Plan as assumed by the Registrant. The Registrant has determined that not all of the registered shares will in fact be issued under the assumed WheelGroup Stock Option Plan and is hereby de-registering 448,863 of the previously registered shares, with such de-registration to be effective immediately upon the filing of this Post-Effective Amendment.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 13th day of April, 1998.

                               CISCO SYSTEMS, INC.

                               By * /s/ John T. Chambers
                                  ---------------------------------------------
                                  John T. Chambers
                                  President, Chief Executive Officer
                                  and Director

        Pursuant to the requirements of the 1933 Act, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                        Title                                          Date
----------                        -----                                          ----
* /s/ John T. Chambers            President, Chief Executive Officer and      April 13, 1998
------------------------------    Director (Principal Executive Officer)
John T. Chambers

/s/ Larry R. Carter               Senior Vice President, Finance and          April 13, 1998
------------------------------    Administration, Chief Financial Officer
Larry R. Carter                   and Secretary (Principal Financial and
                                  Accounting Officer)


* /s/ John P. Morgridge           Chairman of the Board                       April 13, 1998
------------------------------
John P. Morgridge

* /s/ Donald T. Valentine         Director                                    April 13, 1998
------------------------------
Donald T. Valentine

* /s/ James F. Gibbons            Director                                    April 13, 1998
------------------------------
James F. Gibbons

* /s/ Robert L. Puette            Director                                    April 13, 1998
------------------------------
Robert L. Puette

*/s/ Masayoshi Son                Director                                    April 13, 1998
------------------------------
Masayoshi Son

*/s/ Steven M. West               Director                                    April 13, 1998
------------------------------
Steven M. West

*/s/ Edward Kozel                 Director                                    April 13, 1998
------------------------------
Edward Kozel

*/s/ Carol Bartz                  Director                                    April 13, 1998
------------------------------
Carol Bartz

-------------------------------   Director
Mary Cirillo


-------------------------------   Director
James C. Morgan

* By /s/ Larry R. Carter                                                      April 13, 1998
     --------------------------
       Larry R. Carter
       Attorney-in-Fact



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